Exhibit 10.1


                              PUT OPTION AGREEMENT


         This PUT OPTION AGREEMENT (this "Agreement") is made as of this 9th day of May, 2006 by and among Halter Financial Investments, L.P., a Texas limited partnership ("Optionor"), Robcor Properties, Inc. (the "Company"), and Michael Heitz, in his individual capacity (the "Optionee" and together with Optionor and Robcor, the "Parties").

                              W I T N E S S E T H :

         A. On May 9, 2006, Optionor acquired from Optionee 12,900,000 shares of the common capital stock of the Company pursuant to the terms of that certain Stock Purchase Agreement (the "Purchase Agreement") by and between Optionor and the Optionee. The Optionee was willing to execute the Purchase Agreement based on its desire to have new management of the Company, as appointed by the Optionor, effect a transaction whereby the Company acquires operating control, or substantially all of the assets, of a privately held corporation generating revenues as reported in conformity with accounting practices generally accepted in the United States (a "Going Public Transaction").

         B. As a result of the afore-referenced stock purchase transaction, new management of the Company, as appointed by the Optionor, is obligated to have the Company effect a 10 for 1 reverse stock split of the Company's common stock (the "Reverse Split").

         C. As of the effectiveness of the Reverse Split, Optionee will be the holder of at least 1,150,000 shares of the Company's common stock.

         D. The Company is the sole member of Robcor, LLC, a Kentucky limited liability company and wholly owned subsidiary of the Company ("Robcor LLC").

         E. As further inducement for Optionee to enter into the Purchase Agreement, Optionor has agreed to grant to Optionee the Put Option (as defined below) and the Company has agreed to grant to Optionee the Robcor LLC Option, also as defined below.

         NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement;

                  THE PARTIES AGREE AS FOLLOWS:

         1. Put Option.

                  a. Optionor hereby grants to Optionee an option (the "Put Option") to require Optionor to purchase up to 50,000 post Reverse Split shares of common capital stock of the Company held by Optionee (the "Option Shares") at a price per share of $3.00 pursuant to the terms of this Agreement.

b. The Put Option may only be exercised during the period commencing six months from the effective date of the Reverse Split and ending six months after the completion of a Going Public Transaction (the "Exercise Period").

         2. Exercise of the Option.

                  a. The Put Option may be exercised by written notice given by Optionee to Optionor exercising the Put Option (as long as the Optionee has god and valid title to the shares subject to the exercise, and said shares are unencumbered at the time of delivery).


                  b. Optionee may exercise the Put Option on a serial basis, until such time as (i) the Put Option has been exercised with regard to all 50,000 shares of common capital stock of the Company subject to the Put Option or (ii) the Put Option has terminated pursuant to the terms of Section 2(d) below.

                  c. Optionor shall make payment for all Option Shares with regard to which the Put Option is exercised within ten (10) days following Optionor's deemed receipt of the written notice exercising the Put Option. Payment shall be made to the Optionee owning the shares subject to the exercise in cash by wire transfer of immediately available funds or certified check.

                  d. If the Put Option is not exercised during the Exercise Period, then the Put Option will terminate, and be null, void and of no further effect immediately following the end of the Exercise Period.

         3. Robcor LLC Option. Simultaneous with the closing of the Going Public Transaction, Optionee is hereby obligated to deliver to the Company 1,150,000 unencumbered post Reverse Split shares of the common capital stock of the Company (the "Robcor LLC Shares") and the Company shall transfer to Optionee its membership interest in Robcor LLC (the "Robcor LLC Option"). The rights of the Company and the Optionee related to the Robcor LLC Option are contingent and may only be exercised upon the closing of the Going Public Transaction and the delivery of all of the Robcor LLC Shares.

         4.  Optionor's   Representations   and   Warranties.   Optionor  hereby
represents and warrants to Optionee that:

                  a. Optionor has full legal right, power and authority, without the consent of any other person, to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

                  b. This Agreement has been duly executed and delivered by Optionor and is the lawful, valid and legally binding obligation of Optionor, enforceable in accordance with its terms.

                  c. This Agreement does not violate any other agreement to which Optionor is a party or any agreement or law of which Optionor is aware.




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                  d. Optionor  acknowledges  that the Option Shares (i) have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or regulatory body, (ii) are being offered and sold in reliance upon exemptions from the requisite requirements of the Securities Act and such laws, and (iii) may not be transferred or resold except without registration under such laws unless an exemption is available.

                  e. Optionor represents and warrants that Optionor (i) upon exercise of the Put Option, would acquire the Option Shares solely for investment purposes, and not with a view toward, or for sale in connection with, any distribution thereof, (ii) has received and reviewed any such information as Optionor deems necessary to evaluate the merits and risks of the investment in the Option Shares, (iii) is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, and (iv) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Option Shares, including, without limitation, a complete loss of the investment.

                  f. Optionor will not approve any material change to the operations of Robcor LLC, including, but not limited to, the sale of the assets thereof, or the disposition by the Company of its membership interest in Robcor LLC without the express written consent of the Optionee.

         5. Notices. Any notice required or permitted by any provision of this Agreement shall be given in writing and shall be delivered personally or by courier, or by registered or certified mail, postage prepaid, addressed to the applicable address as set forth in the signature page hereto or such other address as the parties may designate in writing from time to time. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail. Notices sent by courier or overnight delivery shall be deemed received two (2) days after they have been so sent.

         6. Further Instruments and Actions. The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

         7. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof.

         8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without reference to conflicts of law provisions.

         9. Jurisdiction. Each Party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of Texas or of the United States of America for the Northern District of Texas and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each



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Party  hereby  irrevocably  consents  to the  service  of  process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address specified in Section 5, such service to become effective 10 days after such mailing.

         10. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all Parties.

         11. Separability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         12. Attorney's Fees. In the event that any dispute among the Parties to this Agreement should result in litigation, the prevailing Party in such dispute shall be entitled to recover from the losing Party all fees, costs and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         13. Publicity. Except as otherwise required by law, none of the Parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval lf the other to the contents and the manner of presentation and publication thereof.

         14.  Headings.   The  headings  of  this  Agreement  are  inserted  for
convenience and identification only, and are in no way intended to describe, interpret, define or limit the scope, extent or intent hereof.

         15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective Parties hereto, their successors and permitted assigns, heirs, and personal representatives.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     OPTIONEE:


                                     By: /s/ Michael Heitz
                                        ----------------------------------------
                                        Michael Heitz, by Viola Janette Heitz as
                                        attorney-in-fact


                                     OPTIONOR:

                                     HALTER FINANCIAL INVESTMENTS, L.P.

                                     By: Halter Financial Investments GP, LLC,
                                         its general partner

                                     By: /s/ Timothy P. Halter
                                        Timothy P. Halter, Chairman


                                     THE COMPANY:

                                     ROBCOR PROPERTIES, INC.


                                     By: /s/ Timothy P. Halter
                                        Timothy P. Halter, President